EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated September 4, 2008 in the Amendment No. 2 to the Registration Statement (File No. 333-153189) and related Prospectus of Claymore Securities Defined Portfolios, Series 528.


                                                          /s/ Grant Thornton LLP
                                                       -------------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
September 4, 2008